EXHIBIT No.99.1



         [Letterhead of Security Capital Preferred Growth Incorporated]



                               September 25, 2001



Prime Group Realty Trust
77 West Wacker Drive
Suite 3900
Chicago, IL 60601

            Re: First Amendment to Series A Preferred Securities Purchase Agreement dated as of April 13, 1999 (the "Amendment")

Gentlemen:

     You have requested that we not give, for the time being, the redemption notice provided for in Section 1.1 of the Amendment in order to give the parties additional time to discuss the possibility of amending the documents which are the subject of the Amendment.

     We will agree not to give such notice at this time (it being understood that we may give such notice at any time in the future) if you hereby agree to amend the Amendment (a) to reduce the minimum notice period in Section
1.1(b)(ii) of the Amendment from 120 days to 30 days (provided that the Redemption Date (as defined in the Amendment) may not be earlier than January 15, 2002) and (b) to give us at least five business days' notice (or such lesser time if you do not know five business days in advance, but no less than 24 hours prior notice), of (i) any future declaration of dividends on your capital stock or (ii) the incurrence of any debt, including the guaranteeing of any debt of others, by you or any of your direct or indirect subsidiaries, which information we shall keep strictly confidential.


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     If you  agree  to  the  foregoing,  please  signify  this  by  signing  and returning, and having Prime Group Realty, L.P. sign and return, to us an executed copy of this letter.

                           Very truly yours,

                           SECURITY CAPITAL PREFERRED
                           GROWTH INCORPORATED

                           By: \s\ David Rosenbaum
                               ----------------------
                          Its: Senior Vice President
                               ----------------------



AGREED AND ACCEPTED THIS
26th DAY OF SEPTEMBER, 2001

PRIME GROUP REALTY TRUST

By:   \s\ Richard S. Curto
      -------------------------
Its:  Chief Executive Officer
      -------------------------

PRIME GROUP REALTY, L.P.

By:   Prime Group Realty Trust, its
      managing general partner

By:   \s\ Richard S. Curto
      -------------------------
Its:  Chief Executive Officer
      -------------------------